     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 2, 2001.
                                                REGISTRATION NO. 333-______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 DSP GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)


              DELAWARE                                 94-2683643
     (State or Other Jurisdiction        (I.R.S. Employer Identification No.)
    of Incorporation or Organization)

   3120 SCOTT BOULEVARD, SANTA CLARA, CA                95054
  (Address of Principal Executive Offices)            (Zip Code)

                                 DSP GROUP, INC.
                     1991 EMPLOYEE AND CONSULTANT STOCK PLAN
                            (Full Title of the Plan)


                                 ELIYAHU AYALON
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                                 DSP GROUP, INC.
                              3120 SCOTT BOULEVARD
                              SANTA CLARA, CA 95054
                     (Name and Address of Agent For Service)


                                  408/986-4300
                     (Telephone Number, Including Area Code,
                              of Agent For Service)


                                 With a copy to:
                              Bruce Alan Mann, Esq.
                             Morrison & Foerster LLP
                                425 Market Street
                             San Francisco, CA 94105

--------------------------------------------------------------------------------

                         Calculation of Registration Fee

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                 Proposed Maximum        Proposed Maximum
Title of Securities to    Amount to be           Offering Price Per      Aggregate Offering     Amount of
be Registered             Registered             Share                   Price                  Registration Fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------


Common Stock                    1,000,000        $20.164                 $20,164,000*           $5,041.00

------------------------- ---------------------- ----------------------- ---------------------- ----------------------


* Calculated solely for purposes of calculating the registration fee of this offering under Rule 457(c) and Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of DSP Group Inc.'s Common Stock on the Nasdaq National Market on April 25, 2001.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

              Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, this Registration Statement is filed to register 1,000,000 additional shares of the Common Stock, par value $.001 per share, of DSP Group, Inc. (the "Company") reserved for issuance under the terms of the DSP Group, Inc. 1991 Employee and Consultant Stock Plan, as amended. These shares are securities of the same class as those registered under the following currently effective Registration Statements on Form S-8: the Registration Statement on Form S-8 filed by the Company on August 31, 1994 (File No. 33-83456), Post-Effective Amendment No. 1 thereto filed by the Company on August 8, 1996, the Registration Statement on Form S-8 filed by the Company on May 20, 1998 (File No. 333-53129), and Registration Statement on Form S-8 filed by the Company on July 22, 1999 (File No. 333-83457), which are incorporated by reference herein.

ITEM 8.       EXHIBITS.


EXH. NO.          DESCRIPTION
--------          -----------


      4.1 1991 Employee and Consultant Stock Plan, as amended and restated July 19, 1999 (filed as Exhibit 10.1 to the Company's
                  Quarterly Report on Form 10-Q for the quarter ended September
                  30, 1999, and incorporated herein by reference).

      5.1 Opinion of Morrison & Foerster LLP as to the legality of the securities being registered.

     23.1         Consent of Kost, Forer & Gabbay, a member of Ernst & Young
                  International, Independent Auditors.

     23.2 Consent of Morrison & Foerster LLP (contained in the opinion of counsel filed as Exhibit 5.1 to this Registration
                  Statement).

     24.1 Power of Attorney (set forth on the signature page of this Registration Statement).


                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on April 24, 2001.

                                     DSP GROUP, INC.



                                     By:   /s/ ELIYAHU AYALON
                                           --------------------------------
                                           Eliyahu Ayalon
                                           Chairman of the Board and
                                           Chief Executive Officer

                   POWER OF ATTORNEY AND ADDITIONAL SIGNATURES

              Each person whose signature appears below constitutes and appoints Eliyahu Ayalon and Moshe Zelnik, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue thereof.

              Further, pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


            Signature                                          Title                                   Date
-----------------------------------        ----------------------------------------------    -------------------------



        /s/ ELIYAHU AYALON
-----------------------------------
          Eliyahu Ayalon                   Chairman of the Board and Chief Executive         April 24, 2001
                                           Officer (Principal Executive Officer)



         /s/ MOSHE ZELNIK
-----------------------------------
           Moshe Zelnik                    Vice President of Finance, Chief Financial        April 24, 2001
                                           Officer and Secretary (Principal Financial
                                           Officer and Principal Accounting Officer)



          /s/ ZVI LIMON
-----------------------------------
            Zvi Limon                      Director                                          April 24, 2001



         /s/ YAIR SHAMIR
-----------------------------------
           Yair Shamir                     Director                                          April 24, 2001



          /s/ SAUL SHANI
-----------------------------------
            Saul Shani                     Director                                          April 24, 2001


                                      II-3




         /s/ LOUIS SILVER
-----------------------------------
           Louis Silver                    Director                                          April 24, 2001


-----------------------------------
          Patrick Tanguy                   Director                                          April __, 2001




                                  EXHIBIT INDEX



 EXHIBIT
 NUMBER                                                      DESCRIPTION
 ------                                                      -----------


      4.1 1991 Employee and Consultant Stock Plan, as amended and restated July 19, 1999 (filed as Exhibit 10.1 to the Company's
                  Quarterly Report on Form 10-Q for the quarter ended September
                  30, 1999, and incorporated herein by reference).

      5.1 Opinion of Morrison & Foerster LLP as to the legality of the securities being registered.

     23.1         Consent of Kost, Forer & Gabbay, a member of Ernst & Young
                  International, Independent Auditors.

     23.2 Consent of Morrison & Foerster LLP (contained in the opinion of counsel filed as Exhibit 5.1 to this Registration
                  Statement).

     24.1 Power of Attorney (set forth on the signature page of this Registration Statement).

